UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 7, 2000
                                                 ------------

                           GENERAL BEARING CORPORATION
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

Delaware                              0-22053                         13-2796245
--------------------------------------------------------------------------------
(State or Other                     (Commission)                (I.R.S. Employer
Jurisdiction of                     File Number)                  Identification
Incorporation)                                                              No.)

                      44 High Street, West Nyack, New York                 10994
--------------------------------------------------------------------------------
                    (Address of Principal Executive Offices)          (Zip Code)

Registrant's telephone number, including area code (845) 358-6000
                                                   --------------


--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

                    INFORMATION TO BE INCLUDED IN THE REPORT

Item 2. Acquisition or Disposition of Assets.

      On July 7, 2000 the Registrant acquired World Machinery Company ("World") by agreement and plan of merger. World, a closely held company, was formerly principally owned by members of the Registrant's board of directors and senior management and was formerly General Bearing's majority shareholder owning 74.8% of the Registrant's outstanding common stock. Under the terms of the agreement and plan of merger, each share of World common stock issued and outstanding was converted into 1,025.4735 shares of duly authorized, validly issued and non-assessable shares of the Registrant's common stock. World is now a wholly-owned subsidiary of the Registrant.

Item 7. Financial Statements and Exhibits

(a)   Unaudited Pro-forma Condensed Combined Financial Information.

(b)   Financial Statements of Business Acquired.

(c)   Exhibits.

      2.1   Agreement and Plan of Merger *

      4.1   Registration Rights Agreement *

      23.1  Consent of Independent Accountants

* Incorporated by reference to exhibits filed with the Registrant's Form 8-K dated July 24, 2000.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934,as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            GENERAL BEARING CORPORATION


Date: February 2, 2001                      By: /s/ David L. Gussack
      ----------------                          --------------------------------
                                                David L. Gussack
                                                President

          Unaudited Pro-Forma Condensed Combined Financial Information

      In July 2000, General Bearing Corporation and Subsidiaries acquired 100% of World Machinery Company and Subsidiaries, which prior to the acquisition, owned 74.8% of the outstanding common stock of General Bearing Corporation. The following unaudited pro-forma condensed combined financial information is based on the historical consolidated financial statements of General Bearing Corporation and Subsidiaries ("Company") and World Machinery Company and Subsidiaries and has been prepared to illustrate the effects of the acquisition as though the two companies have always been combined.

      The pro-forma adjustments include, in the opinion of management, all adjustments necessary to give pro-forma effect to the acquisition as though such transaction had occurred as of the beginning of the period (December 29, 1996) for the pro-forma condensed combined statements of operations.

      The unaudited condensed combined financial information is not necessarily indicative of how the Company's results of operations would have been presented had this acquisition actually been consummated at the assumed dates, nor is the presentation necessarily indicative of the Company's results of operations for any future period. The unaudited pro-forma condensed combined financial information should be read in conjunction with the historical consolidated financial statements and related notes thereto included elsewhere herein.

      The pro-forma adjustments are directly attributable to the acquisition and are expected to have a continuing impact on the Company's business, results of operations and financial position. The acquisition has been accounted for in a manner similar to a pooling of interests.

        Unaudited Pro - Forma Condensed Combined Statement of Operations
                       For the Years Ended January 1, 2000
               (In Thousands Except for Shares and Per Share Data)

                                                               Years Ended
                                                   -----------------------------------
                                                      January 1,         January 1,
                                                        2000               2000
                                                   ----------------   ----------------
                                                                                                               Pro - Forma
                                                                                         Pro - Forma       General Bearing and
                                                   General Bearing    World Machinery    Adjustments         World Machinery
                                                   ----------------   ----------------  -------------     ---------------------
Net Sales                                                  $51,855            $64,405       ($51,855) A          $64,405

Costs and Expenses:
      Cost of goods sold                                    36,225             44,691        (36,225) A           44,691
      Selling, general and administrative                    9,994             13,935         (9,994) A           13,935
                                                   ---------------    ---------------   ------------      --------------

           Operating Income                                  5,636              5,779         (5,636)              5,779

Other income / (expenses):
      Other income, net                                          0               (823)             0                (823)
      Interest, net                                           (705)            (1,376)           705  A           (1,376)
      Equity in income / (loss) of subsidiaries                292                181           (292) A              181
                                                   ---------------    ---------------   ------------      --------------
                                                              (413)            (2,018)           413              (2,018)

Income / (loss) before income tax expense                    5,223              3,761         (5,223)              3,761
Income tax                                                   1,904              2,057         (1,904) A            2,057
                                                   ---------------    ---------------   ------------      --------------

Net income before minority interests                         3,319              1,704         (3,319)              1,704
Minority interests                                                                243           (782) B             (539)
                                                   ---------------    ---------------   ------------      --------------

Net income                                                  $3,319             $1,461        ($2,537)             $2,243
                                                   ===============    ===============   ============      ==============

Income per common share:
      Basic                                                  $0.85                                                 $0.55

      Diluted                                                $0.85                                                 $0.55

Weighted average number of common shares:
      Basic                                              3,922,453                           190,000  C        4,112,453

      Diluted                                            3,922,602                           190,000           4,112,602

        Unaudited Pro - Forma Condensed Combined Statement of Operations
                       For the Years Ended January 2, 1999
               (In Thousands Except for Shares and Per Share Data)

                                                              Years Ended
                                                  --------------------------------
                                                     January 2,       January 2,
                                                        1999             1999
                                                  ---------------  ---------------
                                                                                                        Pro - Forma
                                                                                     Pro - Forma    General Bearing and
                                                  General Bearing  World Machinery   Adjustments      World Machinery
                                                  ---------------  ---------------  ------------      ---------------
Net Sales                                                $45,461          $51,104       ($45,461) A          $51,104

Costs and Expenses:
      Cost of goods sold                                  31,464           34,129        (31,464) A           34,129
      Selling, general and administrative                  9,076           13,915         (9,076) A           13,915
                                                   -------------    -------------   ------------      --------------

           Operating Income                                4,921            3,060         (4,921)              3,060

Other income / (expenses):
      Other income, net                                      350              350           (350) A              350
      Interest, net                                         (747)            (733)           747  A             (733)
      Equity in income / (loss) of subsidiaries               45             (157)           (45) A             (157)
                                                   -------------    -------------   ------------      --------------
                                                            (352)            (540)           352                (540)

Income / (loss) before income tax expense                  4,569            2,520         (4,569)              2,520
Income tax                                                 1,688            1,688         (1,688) A            1,688
                                                   -------------    -------------   ------------      --------------

Net income before minority interests                       2,881              832         (2,881)                832
Minority interests                                             0              709           (675) B               34
                                                   -------------    -------------   ------------      --------------

Net income                                                $2,881             $123        ($2,206)               $798
                                                   =============    =============   ============      ==============

Income per common share:
      Basic                                                $0.74                                               $0.19

      Diluted                                              $0.73                                               $0.19

Weighted average number of common shares:
      Basic                                            3,914,809                         190,000  C        4,104,809

      Diluted                                          3,972,397                         190,000           4,162,397

        Unaudited Pro - Forma Condensed Combined Statement of Operations
                      For the Years Ended December 27, 1997
               (In Thousands Except for Shares and Per Share Data)

                                                               Years Ended
                                                   ----------------------------------
                                                     December 27,       December 27,
                                                        1997               1997
                                                   ---------------    ---------------
                                                                                                            Pro - Forma
                                                                                         Pro - Forma    General Bearing and
                                                   General Bearing    World Machinery    Adjustments      World Machinery
                                                   ---------------    ---------------   ------------      ---------------
Net Sales                                                  $42,153            $47,921       ($42,153) A          $47,921

Costs and Expenses:
      Cost of goods sold                                    29,089             31,891        (29,089) A           31,891
      Selling, general and administrative                    8,607             13,076         (8,607) A           13,076
      Restructuring costs                                      403                403           (403) A              403
      Bad debt - affiliate                                       0              1,045              0               1,045
                                                   ---------------    ---------------   ------------      --------------

           Operating Income                                  4,054              1,506         (4,054)              1,506

Other income / (expenses):
      Other income, net                                         19                118            (19) A              118
      Interest, net                                           (852)              (530)           852  A             (530)
      Equity in income / (loss) of subsidiaries                 25                 25            (25) A               25
                                                   ---------------    ---------------   ------------      --------------
                                                              (808)              (387)           808                (387)

Income / (loss) before income tax expense                    3,246              1,119         (3,246)              1,119
Income tax / (benefit)                                      (2,100)            (2,100)         2,100  A           (2,100)
                                                   ---------------    ---------------   ------------      --------------

Net income before minority interests                         5,346              3,219         (5,346)              3,219
Minority interests                                               0              1,220         (1,201) B               19
                                                   ---------------    ---------------   ------------      --------------

Net income                                                  $5,346             $1,999        ($4,145)             $3,200
                                                   ===============    ===============   ============      ==============

Income per common share:
      Basic                                                  $1.41                                                 $0.80

     Diluted                                                 $1.38                                                 $0.79

Weighted average number of common shares:
      Basic                                              3,798,904                           190,000  C        3,988,904

     Diluted                                             3,868,610                           190,000           4,058,610

      Notes to Unaudited Pro-Forma Condensed Combined Financial Information

(A) Adjustments to eliminate General Bearing Corporation ("General") results of operations included in the financial statements of World Machinery Company and Subsidiaries ("World"). Prior to the acquisition of World, General was a consolidated subsidiary of World.

(B)   To eliminate World's minority interest in General.

(C) To record common stock issued as consideration for the acquisition and to eliminate common stock of World. An aggregate of 3,140,000 shares of General Bearing common stock were issued to the former World Stockholders as consideration for (i) the 2,950,000 shares of General Bearing common stock that World previously owned and (ii) all other net assets of World (3,140,000 - 2,950,000 = 190,000).

                           WORLD MACHINERY COMPANY AND
                                  SUBSIDIARIES

                                FINANCIAL REPORT

                                 JANUARY 1, 2000
                                  (FISCAL 1999)

                                        World Machinery Company and Subsidiaries

                                                                        Contents
--------------------------------------------------------------------------------

Independent Auditor's Report...................................................1

Financial Statements

   Consolidated Balance Sheets.................................................2
   Consolidated Statements of Income...........................................3
   Consolidated Statements of Cash Flows.......................................4
   Consolidated Statements of Changes in Shareholders' Equity..................5
   Notes to Consolidated Financial Statements...............................6-21

                                                    Independent Auditor's Report

To the Shareholders
World Machinery Company

We have audited the accompanying consolidated balance sheets of World Machinery Company and subsidiaries as of January 1, 2000 and January 2, 1999, and the related statements of income, cash flows and changes in shareholders' equity for the fiscal years ended January 1, 2000, January 2, 1999 and December 27, 1997 ("Fiscal 1999," "Fiscal 1998", and "Fiscal 1997", respectively). These financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the financial statements of General Bearing Corporation, (a majority owned subsidiary) or World Machinery Group (a 60% owned corporate joint venture) whose statements collectively reflect assets of 85% and 66% in the consolidated balance sheets presented as of January 1, 2000 and January 2, 1999, and revenues of 93%, 89% and 88% of the related consolidated totals for the fiscal years ended January 1, 2000, January 2, 1999, and December 27, 1997, respectively. Those statements were audited by other auditors whose reports have been furnished to us, and in our opinion, insofar as it relates to the amounts included for General Bearing Corporation and World Machinery Group, is based solely on the reports of the other auditors.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the reports of other auditors provide a reasonable basis for our opinion.

In our opinion, based on our audits and the reports of other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of World Machinery Company and subsidiaries as of January 1, 2000 and January 2, 1999, and the results of their operations and their cash flows for the fiscal years ended January 1, 2000, January 2, 1999 and December 27, 1997, in conformity with generally accepted accounting principles.

URBACH KAHN & WERLIN LLP


New York, New York
April 28, 2000, (except with respect to
Note 17, as to which the date is July 2, 2000)

                                        World Machinery Company and Subsidiaries

                                                     Consolidated Balance Sheets
                 January 1, 2000 (Fiscal 1999) and January 2, 1999 (Fiscal 1998)
--------------------------------------------------------------------------------

                                                                                     January 1,      January 2,
                                                                                       2000             1999
                                                                                   (Fiscal 1999)   (Fiscal 1998)
----------------------------------------------------------------------------------------------------------------
Assets
Current assets
  Cash and cash equivalents                                                         $ 3,575,758      $ 1,243,364
  Accounts receivable, net of allowance for doubtful
    accounts of $360,260 in 2000 and $423,342 in 1999                                 7,983,108        6,776,625
  Inventories                                                                        25,358,164       26,021,124
  Prepaid expenses and other current assets                                           1,148,487          429,660
  Deferred tax assets                                                                   587,440          436,535
----------------------------------------------------------------------------------------------------------------
      Total current assets                                                           38,652,957       34,907,308
----------------------------------------------------------------------------------------------------------------

Fixed assets, net of accumulated depreciation and
  amortization of $9,066,514 and $3,334,003                                           8,846,090        3,562,095
----------------------------------------------------------------------------------------------------------------

Investment in, advances to and accounts receivable
  from joint ventures and affiliates                                                  5,385,243        6,307,667
----------------------------------------------------------------------------------------------------------------

Deferred tax assets, net                                                                      -          956,000
----------------------------------------------------------------------------------------------------------------

Other assets                                                                            455,914           78,991
----------------------------------------------------------------------------------------------------------------
                                                                                    $53,340,204      $45,812,061
================================================================================================================

Liabilities and Shareholder's Equity
Current liabilities
  Note payable - bank                                                               $ 3,808,657      $11,325,506
  Accounts payable                                                                    4,012,749        1,948,556
  Due to affiliates                                                                           -        5,030,405
  Accrued expenses and other current liabilities                                      2,490,995        2,517,200
  Current maturities of long term debt                                                   68,442          286,261
----------------------------------------------------------------------------------------------------------------
      Total current liabilities                                                      10,380,843       21,107,928
----------------------------------------------------------------------------------------------------------------

Long term debt, net of current maturities                                            13,104,884        1,950,873
----------------------------------------------------------------------------------------------------------------

Deferred taxes                                                                          204,681                -
----------------------------------------------------------------------------------------------------------------

Minority interests                                                                    9,751,512        4,330,681
----------------------------------------------------------------------------------------------------------------

Shareholders' equity
  Common shares - par value $1 per share; authorized 10,000
    shares; issued and outstanding 3,062 shares                                           3,062            3,062
  Paid-in capital                                                                    16,942,065       16,927,751
  Retained earnings                                                                   2,953,157        1,491,766
----------------------------------------------------------------------------------------------------------------
                                                                                     19,898,284       18,422,579
----------------------------------------------------------------------------------------------------------------
                                                                                    $53,340,204      $45,812,061
================================================================================================================

                                  See Notes to Consolidated Financial Statements

                                        World Machinery Company and Subsidiaries

                                               Consolidated Statements of Income
                                          Fiscal Years Ended 1999, 1998 and 1997
--------------------------------------------------------------------------------

                                                                                 Fiscal 1999        Fiscal 1998         Fiscal 1997
-----------------------------------------------------------------------------------------------------------------------------------
Sales                                                                            $64,404,987       $ 51,103,975        $ 47,921,122
Cost of sales                                                                     44,691,097         34,128,893          31,891,270
-----------------------------------------------------------------------------------------------------------------------------------

Gross profit                                                                      19,713,890         16,975,082          16,029,852

Selling, general and administrative expenses                                      13,935,016         13,915,200          13,075,757
Plant closing costs, net                                                                   -                  -             402,856
Bad debt - affiliate                                                                       -                  -           1,045,118
-----------------------------------------------------------------------------------------------------------------------------------

Operating income                                                                   5,778,874          3,059,882           1,506,121
Other expenses, net                                                               (2,017,910)          (540,128)           (387,053)
-----------------------------------------------------------------------------------------------------------------------------------

Income before income taxes                                                         3,760,964          2,519,754           1,119,068
Income (taxes) benefits                                                           (2,056,908)        (1,688,000)          2,100,000
-----------------------------------------------------------------------------------------------------------------------------------

Income before minority interests                                                   1,704,056            831,754           3,219,068
Minority interests                                                                  (242,665)          (709,252)         (1,220,089)
-----------------------------------------------------------------------------------------------------------------------------------
Net income                                                                       $ 1,461,391          $ 122,502         $ 1,998,979
===================================================================================================================================

                                  See Notes to Consolidated Financial Statements

                                        World Machinery Company and Subsidiaries

                                           Consolidated Statements of Cash Flows
                                          Fiscal Years Ended 1999, 1998 and 1997
--------------------------------------------------------------------------------

                                                                 Fiscal 1999        Fiscal 1998        Fiscal 1997
------------------------------------------------------------------------------------------------------------------
Cash Flows from Operating Activities
  Net income                                                    $  1,461,391       $    122,502       $  1,998,979
  Adjustments to reconcile net income to net cash
    provided by (used in) operating activities:
      Minority interests                                             242,665            709,252          1,220,089
      Depreciation and amortization                                1,189,985            582,521            632,124
      Deferred income taxes                                        1,009,776          1,521,328         (2,180,000)
      Equity in income of joint ventures and affiliates             (180,725)           132,863            (25,261)
      Net gain on equipment sales and disposal                            --           (314,945)           (15,612)
      Changes in:
        Accounts receivable                                       (1,242,323)          (356,536)          (673,846)
        Inventories                                                  652,391         (7,486,008)         1,151,546
        Prepaid expenses and other assets                           (918,148)           530,877            111,713
        Advances to/from affiliates                               (4,577,424)         3,612,031            494,337
        Accounts payable and accrued expenses                      2,245,733         (1,076,877)        (2,316,909)
------------------------------------------------------------------------------------------------------------------
          Net cash provided (used in) operating activities          (116,679)        (2,022,992)           397,160
------------------------------------------------------------------------------------------------------------------
Cash Flows from Investing Activities
  (Investments)/reduction in joint ventures and affiliates          (647,729)        (2,924,361)           110,635
  Purchase of property and equipment                                (731,484)          (957,805)          (634,053)
  Sale of property and equipment                                          --            694,304            370,904
------------------------------------------------------------------------------------------------------------------
          Net cash used in investing activities                   (1,379,213)        (3,187,862)          (152,514)
------------------------------------------------------------------------------------------------------------------
Cash Flows from Financing Activities
  Repayment of long-term debt                                       (784,621)          (522,840)          (222,840)
  Increase (decrease) in note payable - bank                      (7,516,849)         2,685,799         (4,086,777)
  Net proceeds from line of credits                               11,406,214                 --                 --
  Proceeds from long-term debt                                       678,071          3,500,000                 --
  Proceeds from sale of common shares, net                            45,471                 --                 --
  Redemption of preferred shares of subsidiary                            --         (2,400,000)                --
  Repayment of shareholder loans                                          --           (127,750)                --
  Sale of common shares of majority owned subsidiary                      --            132,325          4,946,863
------------------------------------------------------------------------------------------------------------------
          Net cash provided by financing activities                3,828,286          3,267,534            637,246
------------------------------------------------------------------------------------------------------------------
Net increase (decrease) in cash and cash equivalents               2,332,394         (1,943,320)           881,892
Cash and cash equivalents, beginning of period                     1,243,364          3,186,684          2,304,792
------------------------------------------------------------------------------------------------------------------
Cash and cash equivalents, end of period                        $  3,575,758       $  1,243,364       $  3,186,684
==================================================================================================================
Non-Cash Financing/Investing Activities
  Purchase of machinery and equipment by issuance of
    note payable                                                $     27,893       $         --       $         --
==================================================================================================================

                                  See Notes to Consolidated Financial Statements

                                        World Machinery Company and Subsidiaries

                      Consolidated Statements of Changes in Shareholders' Equity
                                          Fiscal Years Ended 1999, 1998 and 1997
--------------------------------------------------------------------------------

                                                                                                      Retained
                                                       Common Shares                                  Earnings           Total
                                                     --------------------           Paid-In         (Accumulated      Shareholders'
                                                     Shares        Amount           Capital            Deficit)          Equity
-----------------------------------------------------------------------------------------------------------------------------------
Balance, December 28, 1996                            3,062       $ 3,062         $ 4,389,092       $  (629,715)      $ 3,762,439

Increase in equity of majority
  owned subsidiary resulting from
  public offering of securities                           -             -           2,817,224                 -         2,817,224

Redemption of preferred shares of
subsidiary at less than face value                        -             -           9,648,800                 -         9,648,800

Net income                                                -             -                   -          1,998,979        1,998,979
-----------------------------------------------------------------------------------------------------------------------------------
Balance, December 27, 1997                            3,062         3,062          16,855,116          1,369,264       18,227,442

Increase in equity of majority
  owned subsidiary resulting from
  public offering of securities                                                        72,635                              72,635

Net income                                                                                               122,502          122,502
-----------------------------------------------------------------------------------------------------------------------------------
Balance, January 2, 1999                              3,062         3,062          16,927,751          1,491,766       18,422,579

Increase in equity of majority
  owned subsidiary resulting from
  exercise of stock options, net of taxes                                              14,314                              14,314

Net income                                                                                             1,461,391        1,461,391
-----------------------------------------------------------------------------------------------------------------------------------
Balance, January 1, 2000                              3,062       $ 3,062         $16,942,065       $  2,953,157     $ 19,898,284
===================================================================================================================================

                                  See Notes to Consolidated Financial Statements

                                        World Machinery Company and Subsidiaries

                                      Notes to Consolidated Financial Statements
                                          Fiscal Years Ended 1999, 1998 and 1997
--------------------------------------------------------------------------------

Note 1. The Company and Summary of Significant Accounting Policies

      The Company: World Machinery Company ("World") was organized in September 1991 and through its majority owned subsidiaries (collectively referred to as "the Company") is actively engaged in two principal lines of business:

      >> Bearing and Bearing Products. The Company, through its principal majority-owned subsidiary General Bearing Corporation ("General"), manufactures, sources, assembles and distributes ball bearings, tapered roller and spherical roller bearings, used in a broad range of industrial applications. General supplies bearings to original equipment manufacturers, railroad companies and the industrial aftermarket primarily in the United States and Canada. General also markets bearings for freight cars and locomotives worldwide. The Company also is a 50% joint venture partner in Rockland Manufacturing Co. (through its 100% owned subsidiary China Bearing Ctr., Inc.) which manufactures specialized bearings that are sold by General. Approximately 80% of fiscal 1999 revenues relate to bearings and bearing products (89% in 1998; 88% in 1997).

      >> Machine Tools. WMW Machinery Company, Inc. ("WMW"), a wholly-owned subsidiary of World, distributes machine tools in North America. World also distributes machine tools throughout the rest of the world through its majority-owned subsidiary Vistrey Investment, B.V. which does business as World Machinery Group (WMG). WMG holds a 51% interest in World Machinery Works, S.A., a Romanian manufacturer of machine tools.

      Summary of Significant Accounting Policies

      Principles of Consolidation: The accompanying consolidated financial statements include the accounts of World, its wholly and majority owned subsidiaries and all joint ventures in which World has at least a 50% ownership share. Investments in other joint ventures are carried under the equity method.

      All significant intercompany accounts and transactions have been eliminated.

      Cash Equivalents: The Company considers all investments in highly liquid debt instruments with maturities of three months or less from date of purchase and money market funds to be cash equivalents.

      Inventories: Inventories are stated at the lower of cost (first-in, first-out) method or market.

      During fiscal 1999, Rockland Manufacturing Company (Rockland) negotiated revised terms under which it purchases inventory. Rockland maintains the right to return all unsold inventory and is obligated to remit payment for inventory only upon the sale to General. Accordingly, the Company treats these materials to be inventory held on consignment and has not recorded them in inventory at January 1, 2000. Inventory at January 1, 2000 consists of approximately $691,000 of inventory acquired under the previously existing purchasing arrangement and inventory held for rework and costs related to consigned goods. Inventory held on consignment for others approximated $4,165,000 at January 1, 2000.

                                        World Machinery Company and Subsidiaries

                                      Notes to Consolidated Financial Statements
                                          Fiscal Years Ended 1999, 1998 and 1997
--------------------------------------------------------------------------------

Note 1. The Company and Summary of Significant Accounting Policies,
        (Continued)

      Fixed Assets: The cost of depreciable plant and equipment is depreciated for financial reporting purposes over the estimated useful lives using the straight-line or declining balance methods. The estimated lives for each property classification are as follows:

      -------------------------------------------------------------------------
      Machinery and equipment           3 to 10 years
      Furniture and fixtures            10 years
      Transportation equipment          3 to 5 years
      Leasehold improvements            Lesser  of life of lease or useful life
      -------------------------------------------------------------------------

      Expenditures for maintenance, repairs and minor renewals or betterments are charged against income. Major renewals and replacements are capitalized.

      Fiscal Year: The reporting period for the Company is a 52-53 week fiscal year. There were 52 weeks in the period ended January 1, 2000, 53 weeks in the period ended January 2, 1999 and 52 weeks in the period ended December 27, 1997. The fiscal year ended January 1, 2000 is referred to as "Fiscal 1999", the fiscal year ended January 2, 1999 is referred to as "Fiscal 1998" and the fiscal year ended December 27, 1997 is referred to as "Fiscal 1997".

      Revenue Recognition: The Company recognizes revenue principally when products are shipped.

      Income Taxes: The Company files a consolidated federal income tax return with its wholly-owned subsidiaries and separate state and local tax returns. The Company's 76.4% owned subsidiary, General, files separate income tax returns.

      Deferred income taxes reflect the net tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes, and operating loss carryfowards.

      Use of Estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      Concentration of Credit Risk: The Company extends credit based on an evaluation of the customer's financial condition, generally without requiring collateral. Exposure to losses on receivables is principally dependent on each customer's financial condition. The Company monitors its exposure for credit losses and maintains allowances for anticipated losses.

      Cash accounts at financial institutions from time to time may exceed the federal depository insurance coverage limit.

      Foreign Currency Translation: The Company's primary functional currency is the U.S. dollar. Foreign subsidiaries translate monetary assets and liabilities at year-end exchange rates. Income and expense accounts are translated at the average rates in effect during the year. Translation gains and losses are not material. Gains and losses from changes in exchange rates for transactions denominated in other than the functional currencies are recognized in income in the year of occurrence.

                                        World Machinery Company and Subsidiaries

                                      Notes to Consolidated Financial Statements
                                          Fiscal Years Ended 1999, 1998 and 1997
--------------------------------------------------------------------------------

Note 1. The Company and Summary of Significant Accounting Policies,
        (Continued)

      Stock-Based Compensation: The Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation ("SFAS No. 123") requires entities which have arrangements under which employees receive shares of stock or other equity instruments of the employer or the employer incurs liabilities to employees in amounts based on the price of its stock to either record the fair value of the arrangements or disclose the proforma effects of the fair value of the arrangements. The Company has adopted the disclosure method of SFAS No. 123.

Note 2. Inventories

      Inventories are comprised as follows at:

                                                                   January 1,         January 2,
                                                                     2000               1999
                                                                 (Fiscal 1999)      (Fiscal 1998)
------------------------------------------------------------------------------------------------
Bearing and Bearing Products
  Finished goods                                                  $ 7,018,515        $ 7,937,151
  Raw materials, purchased parts and work-in
    process                                                        14,857,728         14,565,933
------------------------------------------------------------------------------------------------
                                                                   21,876,243         22,503,084
------------------------------------------------------------------------------------------------
Machine Tools
  Machines and machine tools                                        2,477,208          2,686,607
  Service parts and accessories                                     1,004,713            831,433
------------------------------------------------------------------------------------------------
                                                                    3,481,921          3,518,040
------------------------------------------------------------------------------------------------
                                                                 $ 25,358,164       $ 26,021,124
================================================================================================

Note 3. Fixed Assets

      Fixed assets are comprised as follows at:

                                                                      January 1,        January 2,
                                                                        2000               1999
                                                                    (Fiscal 1999)      (Fiscal 1998)
---------------------------------------------------------------------------------------------------
     Land and building                                               $ 5,164,824        $         -
     Machinery and equipment                                           9,864,781          5,315,838
     Furniture and fixtures                                            1,639,927            670,330
     Leasehold improvements                                              729,065            713,801
     Transportation equipment                                            514,007            196,129
---------------------------------------------------------------------------------------------------
                                                                      17,912,604          6,896,098
     Less accumulated depreciation and amortization                    9,066,514          3,334,003
---------------------------------------------------------------------------------------------------
                                                                     $ 8,846,090        $ 3,562,095
===================================================================================================

      Depreciation and amortization expense was $1,189,985, $582,251 and $632,124 in fiscal 1999, 1998 and 1997, respectively.

                                        World Machinery Company and Subsidiaries

                                      Notes to Consolidated Financial Statements
                                          Fiscal Years Ended 1999, 1998 and 1997
--------------------------------------------------------------------------------

Note 4. Investments in, Advances to and Accounts Receivable from Joint Ventures and Affiliates

      Investment in, advances to and accounts receivable from joint ventures and affiliates consist of the following at:

                                                                      January 1,       January 2,
                                                                        2000             1999
                                                                    (Fiscal 1999)    (Fiscal 1998)
-------------------------------------------------------------------------------------------------
Investments:
  Shanghai General Bearing Company, Ltd. (a)                           $ 827,531        $ 565,874
  Ningbo General Bearing Company, Ltd. (b)                             1,404,244          976,440
  Shanghai Pudong General Bearing Company, Ltd. (c)                      155,917          152,465
  Wafangdian General Bearing Company, Ltd. (d)                           837,555          567,864
  Vistrey Investment B.V. (e)                                                  -        1,741,572
-------------------------------------------------------------------------------------------------
                                                                       3,225,247        4,004,215
-------------------------------------------------------------------------------------------------
Advances and accounts receivable:
  Gussack Realty Company (f)                                           1,629,784        1,592,695
  General IKL Corp. (g)                                                  442,043          422,651
  Shanghai Pudong General Bearing
    Company, Ltd.                                                         16,559           15,733
  Wafangdian General Bearing Company, Ltd.                                   325                -
  Shanghai General Bearing Company, Ltd.                                  71,285          272,373
-------------------------------------------------------------------------------------------------
                                                                       2,159,996        2,303,452
-------------------------------------------------------------------------------------------------
                                                                      $5,385,243      $ 6,307,667
=================================================================================================

      (a) Shanghai General Bearing Company, Ltd. ("SGBC"), a 25% owned joint venture with General, was formed in June 1987 for an initial term of ten years. During 1996, General extended the term to June 2008 and can further extend the term for an additional ten year interval upon six months notice and unanimous consent of SGBC's Board of Directors. General is not required to contribute additional capital. Upon receipt of $1,375,000 in dividends, General will cease to receive any further dividends. Furthermore, after termination of the joint venture, all equipment and machinery contributed by General will be turned over to the joint venture partner without compensation to General. The advances relate primarily to inventory purchases.

      (b) Ningbo General Bearing Company, Ltd., a 33% owned joint venture with General was formed in March 1998 for a term of sixteen years. Upon expiration or early termination of the business term, assets will be distributed in the same proportion as their respective paid investments to the registered capital.

      (c) Shanghai Pudong General Bearing Company, Ltd., ("SPGBC") a 25% owned joint venture with General, was formed in 1997. General contributed $150,000 in fiscal 1998 representing its interest in the registered capital. The advances related to inventory returned to SPGBC.

      (d) Wafangdian General Bearing Company, Ltd. ("WGBC"), a 25% owned joint venture with World, supplies special purpose bearings to Rockland.

                                        World Machinery Company and Subsidiaries

                                      Notes to Consolidated Financial Statements
                                          Fiscal Years Ended 1999, 1998 and 1997
--------------------------------------------------------------------------------

Note 4. Investments in, Advances to and Accounts Receivable from Joint Ventures and Affiliates, (Continued)

      (e) World advanced $1,600,000 plus incidental costs to Vistrey Investment B.V., a Netherlands company whose principal asset is a 50.97% equity interest in Masini Unelte Bacau S.A. ("World Machinery Works" S.A.,"Masini") a Romanian manufacturer of machine tools acquired during 1998 pursuant to that country's privatization program. Pursuant to related shareholder agreements, World (a) owns 60% of Vistrey Investment B.V. and (b) Vistrey assumed the future investment obligation described below and agreed to indemnify and hold the Company harmless as to such obligation. The investment may be made in cash, machinery, equipment, services, "know how", or any equivalent thereof in any combination, as agreed. In the event Vistrey does not make a scheduled investment in Masini, it must pay the State Ownership Fund of Romania a penalty equal to 30% of such amount not invested. Scheduled future investments are as follows:
            2000: $1,000,000; 2001: $1,000,000; 2002: $2,720,000. The Company
            had not consolidated this investment at January 2, 1999 since complete financial information and executed shareholder agreements were not available. The investment has been consolidated at January 1, 2000.

      (f) Advances to Gussack Realty Company ("Realty"), an affiliate through common ownership by certain officers and directors, are unsecured and accrue interest at prime plus 1%.

      (g) Amounts receivable from and payable to (Note 6) General-IKL Corp., a corporate joint venture with a manufacturer located in the former Republic of Yugoslavia, are subject to collection and repayment restrictions due to the suspension of economic activity with that country. General accrues interest on the balances due to and from this affiliate.

Note 5. Note Payable - Bank

      General: At January 2, 1999, General was obligated to a bank under a revolving line of credit which was replaced with proceeds from a new credit agreement (see Note 6).

      In December 1999, World borrowed $3,250,000 from a bank to repay outstanding indebtedness. The note was due March 19, 2000. Interest is calculated at 1.75% over a reference rate based on Eurodollars or an equivalent, as defined. During 2000, this loan was repaid with funds obtained under General's revolving line of credit.

      WMG has available a line of credit amounting to approximately $548,000. Borrowings against the line at January 1, 2000 amounted to $547,463. The line of credit, secured by land and buildings, contains no major covenants. Interest on outstanding obligations is payable at 61% per year. The line of credit expires in April 2001.

                                        World Machinery Company and Subsidiaries

                                      Notes to Consolidated Financial Statements
                                          Fiscal Years Ended 1999, 1998 and 1997
--------------------------------------------------------------------------------

Note 6. Long-Term Debt

      Long-term debt consists of the following at:

                                                                  January 1,         January 2,
                                                                     2000               1999
                                                                 (Fiscal 1999)      (Fiscal 1998)
------------------------------------------------------------------------------------------------
General
  Banks revolving line of credit (a)                             $ 11,406,214          $       -

  Three year loan from the same bank referred to in Note 5.                 -            780,060

  Long-term lease obligation (See Note 15)                            503,550            503,550

China Bearing Center
                                                                       23,332                  -
------------------------------------------------------------------------------------------------
                                                                   11,933,096          1,283,610
Less current maturities                                               (68,442)          (286,261)
------------------------------------------------------------------------------------------------
                                                                 $ 11,864,654          $ 997,349
================================================================================================
Affiliates:
  General - IKL Corp. (see Note 5(g))                               $ 996,255          $ 953,524
  Other                                                               243,975                  -
------------------------------------------------------------------------------------------------
                                                                  $ 1,240,230          $ 953,524
================================================================================================

      (a) General is obligated to a bank under a revolving line of credit, which expires on April 30, 2003. The credit agreement provides General with a secured line of credit of up to $21 million for acquisitions, working capital and general corporate purposes. The maximum amount available is reduced by outstanding letters of credit and certain amounts owed to lender by World. Interest on outstanding obligations is payable at either the bank's prime rate plus up to 1.00%, or LIBOR plus 1.00% to 2.00%. These percentages are determined quarterly based upon the financial performance of General. The average monthly rate in effect at January 1, 2000 was 7.60%. Also based upon the financial performance of General is a commitment fee of either .125% or .25% of unused availability. The loan is secured by General's assets. The credit agreement also contains certain restrictive covenants, which include, among others, maintenance of financial ratios relating to funded debt, fixed charge coverage and interest coverage and limitations on capital expenditures and investments. At January 1, 2000, General was in compliance with all loan covenants.

            As of January 1, 2000, borrowing under the credit line amounted to $11,406,000. Letter of credit commitments under this credit line amounted to $156,000 at January 1, 2000. Also as of January 1, 2000, additional letter of credit commitments of $1,515,000 issued by the Company's former lender were collateralized with cash of $1,818,000.

            The outstanding bank debt at January 2, 1999 was repaid with proceeds from this line of credit.

                                        World Machinery Company and Subsidiaries

                                      Notes to Consolidated Financial Statements
                                          Fiscal Years Ended 1999, 1998 and 1997
--------------------------------------------------------------------------------

Note 6. Long-Term Debt, (Continued)

      World has a letter of credit facility with a bank which provides for the bank to issue letters of credit up to a maximum amount of $5,000,000 secured by an amount of cash on deposit with the bank as defined in the agreement. As of January 1, 2000 outstanding letters of credit under this arrangement approximated $47,000 secured by an equal amount of cash on deposit.

Note 7. Income Taxes

      Federal, state and local income (taxes) benefits consist of the following for the fiscal year ended:

                                                   January 1,      January 2,       December 27,
                                                     2000            1999               1997
                                                 (Fiscal 1999)   (Fiscal 1998)      (Fiscal 1997)
Deferred:
  Federal                                         $ (977,000)    $ (1,436,328)       $ 2,091,600
  State and local                                    (34,000)         (85,000)            88,400
  Foreign                                                  -                -                  -
------------------------------------------------------------------------------------------------
                                                  (1,011,000)      (1,521,328)         2,180,000
------------------------------------------------------------------------------------------------
Current:
  Federal                                           (656,466)         (80,000)           (80,000)
  State and local                                   (237,000)         (86,672)                 -
  Foreign                                           (152,442)               -                  -
------------------------------------------------------------------------------------------------
                                                  (1,045,908)        (166,672)           (80,000)
------------------------------------------------------------------------------------------------
                                                $ (2,056,908)    $ (1,688,000)       $ 2,100,000
================================================================================================

      The major elements contributing to the difference between Federal statutory rate and the Company's effective tax rate are as follows:

                                                   January 1,       January 2,       December 27,
                                                     2000             1999               1997
                                                 (Fiscal 1999)    (Fiscal 1998)      (Fiscal 1997)
-------------------------------------------------------------------------------------------------
Statutory rate                                           34.0%            34.0%              34.0%
Increase (decrease) in valuation
  allowance                                              13.1             27.7             (198.2)
State and local income taxes
  (tax benefit) less federal income tax benefit           4.8              4.5               (7.9)
Tax effect of differences between U.S. statutory
  and foreign effective rates                             2.7                -                  -
Other differences, including
  tax credits                                             0.1              0.7              (15.6)
-------------------------------------------------------------------------------------------------
    Effective rate                                       54.7             66.9             (187.7)
==================================================================================================

                                        World Machinery Company and Subsidiaries

                                      Notes to Consolidated Financial Statements
                                          Fiscal Years Ended 1999, 1998 and 1997
--------------------------------------------------------------------------------

Note 7. Income Taxes, (Continued)

      Temporary differences which give rise to a significant portion of deferred tax assets and liabilities are as follows:

                                                                    January 1,        January 2,
                                                                      2000               1999
                                                                  (Fiscal 1999)     (Fiscal 1998)
------------------------------------------------------------------------------------------------
Gross deferred tax assets
  Accounts receivable and inventory allowances                       $374,440          $ 576,535
  Tax credits                                                         379,000                  -
  Net operating loss carryforwards                                    679,500          2,376,000
  All other                                                           276,000            318,000
------------------------------------------------------------------------------------------------
                                                                    1,708,940          3,270,535
Gross deferred tax liabilities
  Plant and equipment depreciation differences                       (204,681)          (186,000)
------------------------------------------------------------------------------------------------
                                                                    1,504,259          3,084,535
Valuation allowance                                                (1,121,500)        (1,692,000)
------------------------------------------------------------------------------------------------
                                                                    $ 382,759        $ 1,392,535
================================================================================================

      Management believes that the remaining portion of the deferred tax assets of General will be fully realized in 2000 based on General's historical earnings and future expectations of adjusted taxable income. The Company has provided a valuation allowance against all of the deferred tax assets of World, WMW and other wholly owned subsidiaries.

      As of January 1, 2000, the Company has aggregate federal tax loss carryovers of approximately $4.0 million expiring at various dates through the year 2011.

Note 8. Shareholder's Equity

      In February 1997, General sold 900,000 common shares of its stock to the public in an initial public offering ("IPO"). Approximately 23% of the total shares issued and outstanding after the IPO were sold at $7 per share for a total consideration of $6,300,000. Net proceeds under this offering were $4,946,863 of which $2,817,223 was credited to paid-in capital and $2,129,640 represented the minority interests' share of the net proceeds. General used a portion of these proceeds as working capital and for repayment of debt.

      In April 1998, the Company negotiated a settlement with respect to legal actions involving the successor to a former East German Foreign Trade Organization and certain other German parties. In connection with this settlement, WMW redeemed all of its issued and outstanding preferred shares owned by an affiliate (having a face value of $12,048,800) for $2,400,000, which amount was paid in April 1998. The $9,648,000 difference between the carrying value of the preferred stock and the redemption amount was credited to paid-in capital.

                                        World Machinery Company and Subsidiaries

                                      Notes to Consolidated Financial Statements
                                          Fiscal Years Ended 1999, 1998 and 1997
--------------------------------------------------------------------------------

Note 9. Minority Interests and Preferred Shares of Subsidiary

      Minority interests of subsidiaries consist of the following at:

                                                                   January 1,        January 2,
                                                                     2000               1999
                                                                 (Fiscal 1999)      (Fiscal 1998)
------------------------------------------------------------------------------------------------
Minority interests in joint ventures                              $ 4,839,465          $ 231,993
Minority interests in General Bearing Corporation                   4,912,047          4,098,688
------------------------------------------------------------------------------------------------
                                                                  $ 9,751,512        $ 4,330,681
================================================================================================

Note 10. Discretionary Profit-Sharing Plan

      The Company, through its subsidiaries, maintains a 401(k) savings and profit sharing plan covering eligible salaried and nonunion employees. The savings plan provides for employer matching contributions determined as a percentage of employee savings. Profit sharing contributions are made to the plan at the discretion of management. The Company recorded contributions of approximately $165,000 and $145,000 in fiscal 1999 and 1998, respectively for profit sharing and approximately $127,000 and $122,000 in fiscal 1999 and 1998, respectively, for matching contributions.

Note 11. Other Expenses, Net

      Others expenses consist of the following for the fiscal years ended:

                                                  January 1,         January 2,        December 27,
                                                     2000              1999                1997
                                                (Fiscal 1999)      (Fiscal 1998)       (Fiscal 1997)
--------------------------------------------------------------------------------------------------
Interest expense                                $ (1,539,527)      $ (1,007,968)        $ (896,508)
Interest income                                      163,414            274,879            365,952
--------------------------------------------------------------------------------------------------

Interest, net                                     (1,376,113)          (733,089)          (530,556)
Equity in income (loss) of joint
    ventures and affiliates                          180,725           (157,204)            25,261
Foreign currency exchange losses                    (867,803)                 -                  -
Other                                                 45,281            350,165            118,242
--------------------------------------------------------------------------------------------------
                                                $ (2,017,910)      $   (540,128)        $ (387,053)
--------------------------------------------------------------------------------------------------

                                        World Machinery Company and Subsidiaries

                                      Notes to Consolidated Financial Statements
                                          Fiscal Years Ended 1999, 1998 and 1997
--------------------------------------------------------------------------------

Note 12. Transactions with Affiliates

      General made purchases of approximately $23.8 million and $20.5 million from its joint ventures in fiscal 1999 and 1998, respectively. Rockland made purchases of approximately $2.5 million and $5.9 million from WGBC in fiscal 1999 and 1998, respectively.

      The Company and its subsidiaries lease property from Realty. Rent and real estate taxes paid to this affiliate totalled $1,189,000 and $1,144,000 in fiscal 1999 and fiscal 1998, respectively.

Note 13. Stock Options

      In September 1996, General adopted the 1996 Stock Option and Performance Award Plan ("1996 Plan"), which authorizes the granting to directors, officers and key employees of General of incentive or non-qualified stock options, performance shares, restricted shares and performance units. The 1996 plan covers up to 500,000 shares of common stock.

      The exercise price of any incentive stock option granted to an eligible employee may not be less than 100% of the fair market value of the shares underlying such option on the date of grant, unless such employee owns more than 10% of the outstanding common stock or stock of any subsidiary or parent of the Company, in which case the exercise price of any incentive stock option may not be less than 110% of such fair market value. No option may be exercisable more than ten years after the date of grant and, in the case of an incentive stock option granted to an eligible employee owning more than 10% of the common stock or stock of any subsidiary or parent of the Company, no more than five years from its date of grant.

      Options are not transferable, except upon the death of the optionee. Upon death of an optionee, vested options are exercisable according to the original term of the option grant. In general, upon termination of employment of an optionee, all options granted to such person which are not exercisable on the date of such termination immediately expire, and any options that are exercisable expire three months following termination of employment if such termination is not the result of death or retirement and one year following such termination if such termination was because of death or retirement and one year following such termination if such termination was because of disability or retirement under the provisions of any retirement plan that may be established by General, or with the consent of General.

                                        World Machinery Company and Subsidiaries

                                      Notes to Consolidated Financial Statements
                                          Fiscal Years Ended 1999, 1998 and 1997
--------------------------------------------------------------------------------

Note 13. Stock Options (Continued)

      General estimates the fair value of each stock option at the grant date by using the Black-Scholes option-pricing model with the following weighted average assumptions used for grants in the year ended January 2, 1999: no dividend yield, expected volatility of 37.3%, risk free interest rates of 4.7% to 5.5% and expected lives of 5 to 10 years. For the year ended January 1, 2000, the weighted average assumptions used for grants were: no dividend yield, expected volatility of 45.8%, risk free rates of 5.0% and expected lives of 5 to 10 years. If compensation cost for General's stock option plan had been determined in accordance with SFAS No. 123, World's consolidated net income would have been reduced by approximately $169,000 and $211,000 for the fiscal years ended January 1, 2000 and January 2, 1999, respectively. The following table summarizes information about General's stock options outstanding at January 1, 2000:

                                                                           Options Outstanding
                                                        -----------------------------------------------------
                                                                        Weighted Average        Weighted
                                                          Number     Remaining Contractual  Average Exercise
                                                        Outstanding       Life (Years)             Price
-------------------------------------------------------------------------------------------------------------
Exercise prices:
  $7.00 to $7.70                                          259,800                  7.5                  $7.15
=============================================================================================================

      Transactions under the stock option plan are summarized as follows:

                                          January 1, 2000          January 2, 1999         December 27, 1997
                                           (Fiscal 1999)            (Fiscal 1998)           (Fiscal 1997)
                                      ----------------------  -----------------------   ------------------------
                                                   Weighted                  Weighted                   Weighted
                                                   Average                   Average                    Average
                                                   Exercise                  Exercise                   Exercise
                                      Shares        Price      Shares         Price       Shares         Price
----------------------------------------------------------------------------------------------------------------
Outstanding at beginning of year      269,550        $8.72     257,500       $ 7.19            -         $   -
Granted                                 5,000         7.63      94,000        12.32      257,500          7.19
Exercised                              (6,000)        7.00     (18,950)        7.00            -             -
Canceled                               (8,750)        7.00     (63,000)        8.18            -             -
----------------------------------------------------------------------------------------------------------------
Outstanding at end year               259,800        $7.15     269,550       $ 8.72      257,500         $7.19
================================================================================================================
Options exercisable at year end        85,450        $7.20      32,800       $ 7.27            -         $   -
================================================================================================================
Weighted average fair value of
  options granted during the year                    $4.30                   $ 6.92                      $3.31
================================================================================================================

      In addition, General has 90,000 warrants outstanding with an exercise price of $9.80. These warrants expire in February 2002.

                                        World Machinery Company and Subsidiaries

                                      Notes to Consolidated Financial Statements
                                          Fiscal Years Ended 1999, 1998 and 1997
--------------------------------------------------------------------------------

Note 14. Segment Information

      During 1998, the Company adopted Statement of Financial Accounting Standards No. 131 ("FAS 131"), Disclosures about Segments of an Enterprise and Related Information. FAS 131 supersedes FAS 14, Financial Reporting for Segments of a Business Enterprise replacing the "industry segment" approach with the "management" approach. The management approach designates the internal reporting that is used by management for making operating decisions and assessing performance as the source of the Company's reportable segments.

      The Company operates in three segments: the OEM Division, which supplies Original Equipment Manufacturers (OEM's), the Distribution Division, which serves distributors that supply the repair and maintenance aftermarket and small OEM's, and the Machine Tools Division, which distributes to machine tool dealers and manufacturers.

      The accounting policies of the segments are the same as those described in the summary of significant accounting policies. The Company evaluates segment performance based on operating income.

      The following table presents information about the Company's business segments:

                                                     1999
--------------------------------------------------------------------------------------------------------
                                                                      Machine
                                            OEM        Distributor      Tools       Other         Total
--------------------------------------------------------------------------------------------------------
Net sales from External Customers          38,567          12,288       12,550  *        -        63,405
Gross profit                                8,673           7,164        3,877           -        19,714
Operating income                            3,094           2,368          317           -         5,779
Depreciation/amortization                     439             130          621           -         1,190
Capital expenditures                          422              49          162          98           731
Total assets                               21,292           7,205       17,213       7,630        53,340
--------------------------------------------------------------------------------------------------------

                                                    1998
--------------------------------------------------------------------------------------------------------
                                                                       Machine
                                            OEM       Distributor       Tools       Other         Total
--------------------------------------------------------------------------------------------------------
Net sales from External Customers          31,148          14,313        5,643           -        51,104
Gross profit                                7,016           7,311        2,648           -        16,975
Operating income                            2,192           2,821       (1,953)          -         3,060
Depreciation/amortization                     341             176           66           -           583
Capital expenditures                          566              48           25         319           958
Total assets                               20,371          10,575        9,809       5,057        45,812
--------------------------------------------------------------------------------------------------------

      * Includes approximately $8,550,000 of foreign sales to markets in Romania and Switzerland.

                                        World Machinery Company and Subsidiaries

                                      Notes to Consolidated Financial Statements
                                          Fiscal Years Ended 1999, 1998 and 1997
--------------------------------------------------------------------------------

Note 14. Segment Information, (Continued)

                                                   1997
--------------------------------------------------------------------------------------------------------
                                                                      Machine
                                            OEM       Distributor       Tools       Other         Total
--------------------------------------------------------------------------------------------------------
Net sales from External Customers          25,978          16,175        5,768           -        47,921
Gross profit                                6,021           7,243        2,766           -        16,030
Operating income                            1,386           2,681       (2,561)          -         1,506
Depreciation/amortization                     200             337           95           -           632
Capital expenditures                          266              66           14         288           634
Total assets                               12,903          10,292        9,389       7,096        39,680

      In fiscal 1997, General operated from two locations. One location housed the OEM Division manufacturing operations while the other location represented Distribution Division manufacturing and administrative functions. Depreciation expense on unallocated capital expenditures was charged based on the physical location of the assets. Following, the consolidation of the Company's operations into a single location in West Nyack, New York, fiscal 1998 and fiscal 1999 depreciation expense was allocated based on material, labor, and overhead.

      In fiscal 1999, General had one customer that represented approximately 16% of total sales. These sales are included in the OEM segment. There were no individual customers representing at least 10% of total sales in fiscal 1998 or fiscal 1997.

Note 15. Commitments, Contingencies and Other Comments

      Operating Lease: General leases its premises from Realty.

      The future minimum annual rentals under the lease with Realty are as follows:

------------------------------------------------------------------------------------------------
2000                                                                                 $   977,287
2001                                                                                   1,025,667
2002                                                                                   1,035,924
2003                                                                                     906,006
------------------------------------------------------------------------------------------------
                                                                                     $ 3,944,884
================================================================================================

      Rent expense was $967,610 and $921,968 in fiscal 1999 and 1998, respectively.

      Capital Leases: The Company also leases certain equipment under capital leases. The assets acquired under capital leases have a cost of $504,000 and accumulated depreciation of $76,000 as of January 1, 2000.

                                        World Machinery Company and Subsidiaries

                                      Notes to Consolidated Financial Statements
                                          Fiscal Years Ended 1999, 1998 and 1997
--------------------------------------------------------------------------------

Note 15. Commitments, Contingencies and Other Comments, (Continued)

      The following is a schedule, by year, of approximate future minimum lease payments under capitalized leases, together with the present value of the net minimum lease payment at January 1, 2000.

Payment for the year ending:
2000                                                                                   $  92,000
2001                                                                                     122,000
2002                                                                                     122,000
2003                                                                                     122,000
2004                                                                                     122,000
2005                                                                                      32,000
------------------------------------------------------------------------------------------------
Total minimum lease payments                                                             612,000
Less: amount representing interest                                                       109,000
------------------------------------------------------------------------------------------------

Present value of net minimum lease payments                                              503,000
Less: current portion                                                                     63,000
------------------------------------------------------------------------------------------------
Long-term lease obligation                                                             $ 440,000
================================================================================================

      Other: General has guaranteed Realty's outstanding obligations of approximately $728,000 to a bank and other parties at January 1, 2000.

      General has a management consulting and non competition agreement with a former officer and shareholder. The agreement, which commenced as of January 1, 2000, provides for monthly payments aggregating $55,000 per annum for ten years. As of January 1, 2000 future payments required under the agreement total $547,000.

      General is party to a trademark license agreement which provides for increasing annual fees of between $20,000 and $35,000 through 2000, and $35,000 per year plus an inflation factor thereafter until 2009. The agreement contains an acceleration clause which provides for immediate payment of all remaining fees in the event of breach of contract.

      In 1995, Realty and General filed an action against Xerox Corporation, for contamination caused by Xerox of property formerly leased by General and owned by Realty in Blauvelt, New York. Xerox counterclaimed alleging that General contaminated the property and increased remedial costs to Xerox. On April 22, 1999, the jury in the above matter found in favor of Realty and General, and against Xerox on both the complaint and the counterclaim. On May 28, 1999, the Court entered judgment in favor of Realty and General for compensatory damages of $1,083,000 and sanctions of $28,000. On June 14, 1999, Xerox filed a motion for entry of a judgment in favor of Xerox notwithstanding the verdict, pursuant to Rule 50(b) of the Federal Rules of Civil Procedure, which the Court denied. On June 24, 1999, Realty and General filed an appeal with the United States Court of Appeals for the Second Circuit (the "Appellate Court"), challenging several rulings of the trial judge, including, among other things, his denial of prejudgment interest and refusal to allow the jury to consider punitive damages. On July 23, 1999, Xerox filed a cross appeal. All appellate briefs have been filed and the parties expect oral argument to take place in the last week of April, 2000. General has not recognized any amounts related to this judgment in its financial statements.

                                        World Machinery Company and Subsidiaries

                                      Notes to Consolidated Financial Statements
                                          Fiscal Years Ended 1999, 1998 and 1997
--------------------------------------------------------------------------------

Note 15. Commitments, Contingencies and Other Comments, (Continued)

      Additionally, US Customs has a claim against General, which General believes to be without merit. General intends to vigorously defend this claim and believes that the claim will not have a material impact on the financial condition, operations or liquidity of General.

      World's 1996 consolidated federal income tax returns are under examination by the Internal Revenue Service. Management believes that adjustments, if any, to prior years' income taxes will not have a material impact on the financial condition of the Company.

      General is currently undergoing a New York State Sales and Use Tax audit for the June 1996 - February 1999 periods. General believes that the audit will not have a material impact on the financial condition, operations or liquidity of General.

      General will undergo the following audits by the State of New Jersey in 2000; July 1995 - December 1997 Sales and Use Tax, January 1994 - December 1997 Corporate Business Tax, and January 1995 - December 1997 Income Tax. General believes that these audits will not have a material impact on the financial condition, operations or liquidity of General.

      The current collective bargaining agreement with the United Brotherhood of Carpenters and Joiners of America, AFL-CIO, Local 3127 expired on April 30, 2000. General believes that such expiration and subsequent renewal will not have a material impact on the financial condition, operations or liquidity of General.

Note 16. Supplemental Cash Flow Information

      The Company paid interest in the amount of $720,015 in fiscal 1999 and $1,079,288 in fiscal 1998 and $934,635 in fiscal 1997, and income taxes of $1,228,390, $165,000 and $80,000 in fiscal 1999, 1998 and 1997, respectively.

      General entered into a capital lease obligation for new equipment in 1998 in the amount of $503,550.

      In April, 1998, the Company redeemed the outstanding preferred shares of WMW for $2,400,000, which amount was borrowed from a bank. This transaction resulted in a decrease in preferred shares of subsidiary of $12,048,800, an increase in paid-in capital of $9,648,800 and an increase in long-term debt of $2,400,000 at December 27, 1997.

      During fiscal 1999, the Company negotiated a price reduction of $200,000 on a previously capitalized fixed asset. This non-cash transaction is not reflected in investing activities. There is a corresponding offset to the previously recorded liability to the parent in financing activities.

      Also during fiscal 1999, the Company transferred a machine valued at $300,000 as payment for additional investment in NGBC.

                                        World Machinery Company and Subsidiaries

                                      Notes to Consolidated Financial Statements
                                          Fiscal Years Ended 1999, 1998 and 1997
--------------------------------------------------------------------------------

Note 17. Subsequent Events

      In July 2000, General acquired 100% of World, which, prior to the acquisition, owned 74.8% of the outstanding common stock of General. World was principally owned by members of General Bearing's Board of Directors and senior management. This transaction will be accounted for in a manner similar to a pooling of interest.